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                                                                    EXHIBIT 99.4

                                    CONSENT

    The undersigned hereby consents to his nomination to serve as a Director of NBC Internet, Inc., a Delaware corporation, and to all references to him and to his professional history, including but not limited to his biography in the proxy statement/prospectus that is included or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of July 9, 1999.

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
                                By:             /s/ ROBERT C. WRIGHT
                                     -----------------------------------------
                                                  Robert C. Wright
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